EXHIBIT 99.2

Cosmos Health CEO Greg Siokas Issues Letter to Shareholders Highlighting Record 2026 Revenue, U.S. Subscription Growth and Global Expansion

Key Highlights

•	Record revenue: preliminary nine-month 2026 revenue of approximately $54.3 million, up 19%, with every quarter of 2026 setting a record
•	2026 outlook reaffirmed: full-year revenue expected to surpass $90 million, up approximately 38%, the largest single-year revenue increase in the Company’s history
•	Record fourth quarter expected: revenue of approximately $35.7 million or more, up approximately 81% from the fourth quarter of 2025
•	Multiple engines of growth: pharmaceutical contract manufacturing and distribution, proprietary brands and U.S. e-commerce all expected to contribute
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U.S. e-commerce scaling rapidly: 8,940 active U.S. subscriptions as of October 19, 2026, up 42% in five days, with approximately $15 million in revenue and $10.5 million in gross profit expected in the fourth quarter

•	Record CMO pipeline: more than 32.7 million units at Cana Laboratories, up sixfold since mid-2024
•	Record distribution volumes: CosmoFarm serving more than 1,500 pharmacies, with revenue up approximately 4.3 times under Cosmos Health ownership
•	Global brand expansion: proprietary brands sold in more than 40 countries, with particular momentum in Europe and the Gulf
•	Diversified balance sheet: approximately $20 million in non-core assets, including real estate and digital assets, and total liabilities down 13.3% in the first half of 2026
•	Share repurchases: more than 5.1 million shares repurchased for approximately $1.1 million
•	R&D in weight management: advancing CCX0722, a hydrogel-based weight-management device with patent applications in four major markets
•	Path to 2029: guidance of $200.6 million in revenue, $71.2 million in gross profit and $44.2 million in adjusted EBITDA, with the objective of the business becoming self-funding by 2027

CHICAGO, IL / ACCESS Newswire / October 20, 2026 / Cosmos Health Inc. (“Cosmos Health” or the “Company”) (NASDAQ: COSM), a diversified, vertically integrated global healthcare group, today announced that its Chief Executive Officer, Greg Siokas, has issued the following letter to the Company’s shareholders, providing a 2026 business update.

Dear Fellow Shareholders,

2026 marks a defining moment in the evolution of Cosmos Health. For years, we have invested in pharmaceutical manufacturing, automated distribution, proprietary brands, technology and international expansion to build a vertically integrated global healthcare platform. Today, those investments are converging. Our established businesses are operating at record levels, our proprietary brands are sold in more than 40 countries, our contract manufacturing pipeline has expanded sixfold since mid-2024, and our recently launched U.S. direct-to-consumer business is adding a new source of higher-margin, recurring revenue. We have achieved this amid global uncertainty and geopolitical instability.

Our preliminary nine-month revenue of approximately $54.3 million, up 19% year over year, reflects that progress, and we reaffirm our expectation that full-year 2026 revenue will surpass $90 million. Yet revenue growth alone does not define our ambition. Our focus is on improving the quality of our revenue, broadening recurring customer relationships, expanding gross margins and moving toward sustainable profitability. In this letter, I want to explain how our businesses support that strategy, what underpins our near-term outlook, and how we are approaching our financial objectives.

Our Strategy: Five Pillars

We have built complementary capabilities across pharmaceutical manufacturing, automated distribution, proprietary products, direct-to-consumer sales and research. Five strategic pillars guide how we convert these assets into stronger operating performance and long-term shareholder value:

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Higher-margin proprietary portfolio. We are shifting our business mix toward proprietary, science-driven products and specialized contract manufacturing. This shift is the principal driver of our planned gross margin expansion, from 12.1% in fiscal 2025 toward a targeted 35.5% by fiscal 2029.

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Recurring, direct-to-consumer revenue. Through our U.S. e-commerce platform, we sell proprietary products directly to customers, increasingly on a subscription basis, creating recurring relationships and a materially higher expected gross margin. We intend to evaluate extending this model to additional products and markets.

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Innovation. Our R&D programs, including the CCX0722 weight-management device, our novel anticancer drug candidates, the Cloudscreen AI drug repurposing platform and our nanotechnology-based formulations, are designed to create proprietary intellectual property and future product opportunities.

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Global integrated healthcare platform. Pharmaceutical manufacturing, automated distribution supported by robotics and AI-enabled systems, and commercial reach in more than 40 countries allow us to develop, produce and sell products across multiple markets while controlling quality and cost.

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Financial discipline and capital allocation. We prioritize high-return investments, recurring revenue, balance sheet strength and cash generation, and we evaluate targeted acquisitions where they can accelerate growth.

What matters now is how these priorities translate into measurable operating performance, beginning with revenue.

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1. Record Revenue: Preliminary Nine-Month Revenue Up 19% to $54.3 Million

Every quarter of 2026 has set a record for its period:

•	Nine months: preliminary revenue of approximately $54.3 million, up 19%, or $8.7 million, from the same period of 2025 and up 35% from the first nine months of 2024
•	First half: revenue up approximately 30% year over year, with the first quarter up 31% and the second quarter up 29%
•	Third quarter: approximately $17.4 million, the highest third quarter in our history and up 40% from the third quarter of 2024, building on a strong third quarter of 2025
•	Scale: in nine months, we generated approximately the same revenue as in all of 2024, and 83% of record full-year 2025 revenue

Quarterly revenue has also moved to a structurally higher level, from approximately $12–15 million per quarter in 2024 to approximately $17–19 million per quarter in 2026, reflecting record volumes in distribution, a growing contract manufacturing business and the expansion of our brands.

Viewed over a longer horizon, the shift is even more pronounced. From fiscal 2020 to fiscal 2024, revenue held within a range of approximately $50 million to $56 million while we invested in manufacturing, distribution, brands and technology. In 2025, those investments began to pay off: revenue reached a record $65.3 million, gross profit rose 83% to $7.9 million and gross margin expanded 418 basis points to 12.1%. Our 2026 outlook of more than $90 million would represent the largest single-year increase in our history.

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The pace of growth confirms the change. From fiscal 2019 to fiscal 2025, revenue grew at a compound annual rate of approximately 8.6%. Growth accelerated to 19.9% in 2025, and our 2026 outlook implies growth of approximately 38%, more than four times our long-run pace. That acceleration will be most visible in the fourth quarter.

2. 2026 Outlook Reaffirmed: Over $90 Million, With a Record Fourth Quarter

We reaffirm our expectation that full-year 2026 revenue will surpass $90 million. With approximately $54.3 million in revenue through September, the outlook implies fourth-quarter revenue of approximately $35.7 million or more, an increase of approximately 81% over the approximately $19.7 million we generated in the fourth quarter of 2025.

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A step-up of this size is driven by every part of our business. All of our segments are core to Cosmos Health; in this letter, we refer to contract manufacturing, pharmaceutical distribution and proprietary brands as our established core segments, and we discuss our U.S. e-commerce business separately because it is new and growing at a different pace. For the fourth quarter, we expect:

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Established core segments, approximately $20.7 million or more: led by contract manufacturing orders under Cana’s record CMO pipeline, seasonal strength in pharmaceutical distribution at CosmoFarm and continued growth of our proprietary brands

•	U.S. e-commerce business, approximately $15 million: from our direct-to-consumer subscription model, as announced on October 19, 2026

The figure for our established core segments is implied by our consolidated outlook rather than separate segment guidance. The outlook therefore rests on two complementary foundations: continued growth from businesses with long operating histories, and a new, rapidly scaling source of revenue in the United States.

3. United States: 8,940 Subscriptions and Approximately $15 Million in Expected Fourth-Quarter Revenue

Our U.S. business was launched only months ago. We designed it as an e-commerce, direct-to-consumer model: our products are sold through our own online stores directly to customers, who can choose a subscription for recurring delivery at checkout. Selling directly, without intermediaries, allows us to retain the full margin and build a direct relationship with every customer.

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It is already our fastest-growing business. As of October 19, 2026:

•	8,940 active U.S. subscriptions, up 42% from 6,287 just five days earlier
•	$1,325,338 in monthly subscription value at standard renewal pricing, up 44% over the same five days
•	14,624 U.S. online checkout orders tracked by our platform, up 34% over the same five days
•	65.2% of U.S. online checkout orders have included a subscription since the inception of our subscription platform, rising to more than 85% of daily orders in recent days

Subscription adoption is a promising early indicator. When more than eight in ten new orders include a subscription, each new customer represents a potential recurring relationship rather than a single sale, and successive monthly cohorts can build on one another. Over time, the durability of this business will depend on renewals, retention and the efficiency of customer acquisition, which we monitor closely.

Based on our current growth trajectory and a significantly expanded marketing budget, we expect for the fourth quarter:

•	U.S. revenue of approximately $15 million, with gross profit of approximately $10.5 million at an approximately 70% gross margin
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Subscription revenue of approximately $11.5 million, including approximately $8.2 million from first orders and $3.3 million from renewals, with one-time purchases contributing approximately $3.5 million

•	U.S. daily sales to more than triple, from $60,000 at the start of the quarter to more than $200,000 by year-end
•	More than 40,000 active U.S. subscriptions by year-end, more than four times current levels

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The margin profile is what makes this business strategically important. With an expected gross margin of approximately 70%, compared with a Company-wide gross margin of 12.1% in fiscal 2025, the U.S. business is a significant driver of the margin expansion set out in our strategy.

We intend to evaluate extending the subscription model to additional products and markets, guided by customer retention, acquisition costs and contribution economics. While the U.S. is our newest growth engine, our established core segments continue to provide the foundation on which it builds, beginning with contract manufacturing.

4. Contract Manufacturing: CMO Pipeline Up Sixfold to More Than 32.7 Million Units

Cana Laboratories, our pharmaceutical manufacturing subsidiary, operates a 54,000-square-foot facility in Athens and has built the largest contract manufacturing (CMO) pipeline in its history:

•	More than 32.7 million units, up sixfold since mid-2024, from more than 12 million units at the start of 2026 and more than 25 million in June
•	11 therapeutic categories, under agreements averaging approximately four years and extending up to ten years
•	More than $20 million in implied revenue and more than $18 million in implied gross profit over the life of the agreements
•	Expanding capabilities, including a new capsule production line inaugurated in June 2026

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Two features make this pipeline particularly valuable. Because the agreements run for several years, it offers multi-year production visibility, although actual orders, volumes and timing will depend on execution. And with an implied gross margin of approximately 90%, contract manufacturing is one of the strongest contributors to our planned margin expansion. At full capacity, management believes Cana can generate more than $10 million in recurring annual gross profit, while also manufacturing our own proprietary brands.

5. Pharmaceutical Distribution: CosmoFarm Revenue Up 4.3 Times Under Our Ownership

If contract manufacturing provides visibility, CosmoFarm, our pharmaceutical distribution subsidiary, provides scale. It continues to set new records:

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Record second-quarter revenue of more than $15 million, an annualized run-rate of more than $60 million and approximately 4.3 times the roughly $14 million CosmoFarm generated in fiscal 2017, the year before we acquired it

•	Record volumes across a network of more than 1,500 pharmacies, after adding nearly 100 new pharmacy customers in 2025 alone
•	Automated operations, including ROWA and A-frame robotic systems and AI-enabled order management, building capacity that we believe could support more than $100 million in annual revenue over time
•	Acquisition opportunity: a non-binding letter of intent to acquire an established pharmacy distribution network serving the Greek market, with approximately €10 million in annual revenue

As volume increases through our existing network and automated infrastructure, we see opportunities to improve operating efficiency and service levels, while product mix, pricing and working capital discipline will determine how that scale translates into earnings. The same network also supports the international reach of our proprietary brands.

6. Proprietary Brands: Six Categories, More Than 40 Countries

Our portfolio of more than 15 proprietary brands and product lines across nutraceuticals, infection control, advanced formulations, and skin care and mother and baby, plus ten branded generics, is now sold in more than 40 countries across Europe, the Middle East, North America, Asia and Oceania, through local partners, our own distribution network, e-commerce and direct-to-consumer channels, addressing global markets worth an estimated $946 billion. The same registrations, partners and retail relationships can carry one brand after another, which we believe reduces the cost and time of every future launch, and we expect gross margins of over 70% across our key brands.

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Sky Premium Life: our flagship nutraceutical brand, with more than 150 SKUs, showing particular momentum in Europe and the Gulf. It is present in five Gulf markets through leading local pharmacy partners and is available across all 27 EU Member States through e-commerce.

•	C-Scrub: validated under EN 12791 for surgical hand disinfection, opening hospital and clinical channels, and available through Tesco, Superdrug and Amazon in the United Kingdom.
•	C-Sept PRO: adopted across leading Greek public and private hospital groups.
•	C-ScrubVet: tested under EN 1656 and EN 1657 and launched in the United Kingdom, marking our entry into the global animal health market, a sector worth an estimated $69 billion.
•	Subscription model: driving our U.S. e-commerce growth.

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Growth across these businesses is supported by a balance sheet that has become both stronger and more diversified.

7. Balance Sheet: Liabilities Down 13.3%, Approximately $20 Million in Non-Core Assets and Ongoing Share Repurchases

Our balance sheet has strengthened as our business has grown, and we continue to manage it with discipline:

•	Total liabilities down 13.3% between December 31, 2025 and June 30, 2026, improving our liabilities-to-assets ratio by 550 basis points, from approximately 71.9% to 66.4%
•	Approximately $20 million in non-core assets, including wholly owned real estate with an independent fair market valuation of approximately $15 million and digital assets
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Flexibility to unlock value through options such as a sale, a sale-and-leaseback or borrowing against these assets, which we would pursue only where it creates value for shareholders and without affecting our operations

•	A diversified operating base spanning pharmaceutical manufacturing, robotic logistics, proprietary intellectual property and a growing U.S. e-commerce platform
•	More than 5.1 million shares repurchased for approximately $1.1 million under our $5.0 million share repurchase program, reflecting our confidence in the Company’s long-term prospects

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Our approach to capital allocation is straightforward: we prioritize opportunities that can improve long-term returns while strengthening the Company’s financial position. Non-core assets provide additional flexibility, but our objective is for a growing share of our investment to be funded by the performance of the businesses we operate.

8. Innovation: From Weight Management to Oncology, With R&D Programs Enhanced by AI Drug Repurposing

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CCX0722: Cana Laboratories owns international patent application WO2025108566A1, "Hydrogel for Body Weight Management," for CCX0722, a superabsorbent hydrogel in development for weight management, designed to expand in the stomach and support satiety through a mechanical mode of action. The application has entered the European regional phase and national phases in the United States, Australia and Canada, in a global weight-management market valued at approximately $190 billion in 2025 and projected to reach $562 billion by 2033.

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Novel anticancer drugs: exclusive licensing and buy-out rights to two patented anticancer drug candidates targeting, among others, prostate, ovarian and colorectal cancers, markets projected to reach a combined value of approximately $44 billion by 2030. The drug candidates were independently valued at approximately $24.6 million in January 2025.

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Cloudscreen: our AI-driven drug repurposing platform combines computational methods with experimental validation to identify potential new uses for known compounds in oncology, neurology, inflammation, obesity and diabetes.

•	Nanotechnology: our program develops next-generation nutraceutical formulations designed to improve absorption, stability and bioactivity, manufactured at Cana Laboratories.

We continue to invest in innovation while remaining focused on disciplined execution across our existing operations. Both priorities inform our long-term financial plan.

9. The Road to 2029: $200.6 Million in Revenue Guidance

Our 2029 financial objectives are built around an evolving business mix: an established distribution base, a growing contract manufacturing pipeline, an international portfolio of proprietary brands and a newer U.S. subscription platform. As higher-margin activities represent a greater share of revenue, our fiscal 2029 guidance calls for:

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•	Revenue of $200.6 million, up 207% from fiscal 2025
•	Gross profit of $71.2 million, up 801%, with gross margin expanding from 12.1% to approximately 35.5%
•	Adjusted EBITDA, a non-GAAP measure, of $44.2 million, an improvement of $47.6 million from negative $3.4 million in fiscal 2025
•	Net income of $31.0 million and stockholders’ equity of $92.3 million, up 402%

These targets depend on more than growing the top line. Increasing the share of proprietary products, specialized manufacturing and direct sales is intended to drive gross profit growth that outpaces revenue, while achieving our adjusted EBITDA objectives will require disciplined marketing investment, execution of manufacturing contracts, customer retention and control of operating expenses. Our objective is for the business to become self-funding by 2027.

Looking Ahead: Realizing the Platform’s Potential

I believe Cosmos Health is entering a new phase. We have spent years building a diversified healthcare platform; our priority now is to convert that foundation into durable operating results. Our CMO pipeline, distribution network, international brands and U.S. subscription platform provide complementary sources of growth, rather than dependence on any single product or market.

Our priorities are clear: deliver on our 2026 outlook of more than $90 million in revenue, scale our higher-margin businesses responsibly, strengthen our financial position and execute the strategy that underpins our 2029 guidance. We recognize that shareholders judge progress by results, capital discipline and the long-term value of their investment, and we intend to remain accountable to those measures.

I thank our employees, partners and shareholders for their continued commitment and trust. We have built the platform. We are now focused on realizing its potential.

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A Personal Word to Our Shareholders

In 2015, I began building Cosmos Health in Thessaloniki from a small 650-square-foot office, with a very strong conviction: that a company from Greece could build healthcare products good enough for the world. People told me it could not be done. Eleven years later, our products are sold in more than 40 countries. Surgeons scrub with our antiseptics before they operate. Our laboratory in Athens manufactures medicines for partners across Europe. And families across America open a box from Cosmos Health at their front door.

I will not pretend the road has been easy, for me or for you. I have felt your frustration, because I share it, and I am grateful for the patience and trust you have shown. I am confident that we are on a path of strong growth and that our strategy is delivering. Every decision I make, I make as the largest shareholder of this Company, with my own investment on the line beside yours. I believe the years of delivering have begun. You believed in us before the results were visible. Now they are becoming visible, and I intend to prove, quarter after quarter, that your belief was not misplaced.

Sincerely,

Greg Siokas, Chief Executive Officer, Cosmos Health Inc.

«Το εφικτό του ανέφικτου έλαβε χώρα»

“The unthinkable has happened. The impossible has been achieved.”

Revenue figures for 2026 are estimated, preliminary and unaudited, fourth-quarter 2025 revenue is derived from reported results, and subscription and order figures are preliminary operating data. Monthly subscription value, calculated at standard renewal pricing, and adjusted EBITDA are non-GAAP measures that should not be considered substitutes for revenue, net income or other GAAP measures; a reconciliation of forward-looking adjusted EBITDA is not provided because certain reconciling items cannot be predicted without unreasonable efforts. The 2026 outlook, implied fourth-quarter revenue, including the implied contribution of established core segments, which is not separate guidance, U.S. expectations, capacity estimates, the 2027 self-funding objective and 2029 guidance are estimates based on current trends and internal assumptions, and actual results may differ materially. Implied CMO revenue, asset values and market sizes are estimates; the proposed acquisition is subject to a non-binding letter of intent; share repurchases are at management’s discretion; and CCX0722 and the Company’s anticancer drug candidates have not been approved by any regulatory authority.

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About Cosmos Health Inc.

Cosmos Health Inc. (NASDAQ: COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine and ongoing conflicts in the Middle East and other regions on the Company’s business, operations, and the economy in general; the Company’s ability to successfully develop and commercialize its proprietary products and technologies; the timing, execution, regulatory clearance, valuation, structuring, and completion of any potential asset-backed or tokenized financing program; the legal, regulatory, and technological risks associated with digital assets and blockchain-based financial structures; the conversion of contract manufacturing pipeline volumes into production and revenue, including the timing, volume and terms of orders placed under multi-year agreements; the realization of anticipated gross margins; the timing, cost and completion of planned capital investments; changes in interest rates; changes in foreign currency exchange rates, commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges and of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; guidance for fiscal 2026 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described from time to time in our periodic reports filed with the SEC and available at the SEC’s website (www.sec.gov). There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

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